Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-207091, 333-201861, 333-201860, 333-201857, and 333-201856 on Form S-3 of our report dated March 24, 2016, relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company USA (formerly MetLife Insurance Company of Connecticut) and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.
/s/ DELOITTE & TOUCHE LLP

New York, New York
March 24, 2016